UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FUTURE ENERGY, CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

1311
(Primary Standard Industrial Classification Code Number)

N/A
(I.R.S. Employer Identification Number)

840 23rd Street,
St. Georges, Quebec G5Y 4N6
Canada
Telephone: 418-263-2272
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

InCorp Services, Inc.
1411 - 375 N. Stephanie St.
Henderson, Nevada
89014-8909
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy of Communications To:

As soon as practicable after the registration statement becomes effective
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Shares of Common Stock included in the Units	50,000,000(4)	$0.01	$500,000	$35.65
Shares of Common Stock issuable upon exercise of Warrants included in the Units	25,000,000(4)	$1.00	$25,000,000	$1,782.50
Shares of Common Stock issuable upon exercise of Warrants included in the Units	12,500,000(4)	$0.50	$6,250,000	$445.63
Total	87,500,000(4)	-	$31,750,000.00	$2,263.78

(1)

An indeterminate number of additional Shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act of 1933.

(2)

The offering price has been arbitrarily determined by us and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(3)	Estimated solely for the purpose of calculating the registration fee based on Rule 457(o).

(4)

Consists of an offering of up to 50,000,000 units with each unit consisting of: (i) one share of common stock; (ii) one quarter of one share purchase warrant with each whole warrant entitling the holder to purchase an additional share of common stock at a price of $0.50 per share for a period of two years from the date of issuance; and (iii) one half of one share purchase warrant with each whole warrant entitling the holder to purchase an additional share of common stock at a price of $1.00 per share for a period of two years from the date of issuance.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ii

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any State where the offer or sale is not permitted. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

PROSPECTUS

Subject to Completion
October 27, 2010

FUTURE ENERGY, CORP.
A NEVADA CORPORATION
50,000,000 Units

We are offering a maximum of 50,000,000 units on a “best efforts” basis at a fixed price of $0.01 per unit. Each unit consists of: (i) one share of common stock; (ii) one quarter of one share purchase warrant with each whole warrant entitling the holder to purchase an additional share of common stock at a price of $0.50 per share for a period of two years from the date of issuance; and (iii) one half of one share purchase warrant with each whole warrant entitling the holder to purchase an additional share of common stock at a price of $1.00 per share for a period of two years from the date of issuance. The aggregate offering maximum price is $31,750,000 and any funds raised from this offering will be immediately available to us for our use. There will be no refunds. The offering will be for a period of 90 days from the date of this prospectus and may be extended for an additional 90 days if we choose to do so.

This offer is not being underwritten. George Paquet, one of our directors and our Chief Executive Officer, and Melany Paquet, another one of our directors and our Vice President, will be the only people offering or selling these shares on our behalf. George Paquet and Melany Paquet will not receive any compensation for offering or selling our shares.

Prior to this offering, there has been no public market for our shares of common stock. There is currently no market for our common stock and we do not know if any active trading market will develop. We intend to take measures to arrange for an application to be made with respect to our common stock to be approved for quotation on the Financial Industry Regulatory Authority’s Over-the Counter Bulletin Board (“OTCBB”) upon the effectiveness of the registration statement of which this prospectus forms a part. There is no assurance that our common stock will be approved for quotation on the OTCBB or that, if approved, any meaningful market for our common stock will ever develop.

Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account and the proceeds from this offering will not be placed in an escrow, trust or similar account.

Our business is subject to many risks and an investment in our shares of common stock will involve a high degree of risk. You should invest in our shares of common stock only if you can afford to lose your entire investment. You should carefully consider the various risks described in the section titled ‘Risk Factors’ beginning on page 4, below, before investing in our shares of common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.

The date of this prospectus is October 27, 2010.

Prospectus Summary

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our shares of common stock. You should read this entire prospectus, including “Risk Factors” and the consolidated financial statements and related notes, before making an investment decision. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Forward-Looking Statements” and “Risk Factors”. As used in this prospectus, the terms the “Company”, “we”, “us”, and “our” refer to Future Energy, Corp, a Nevada corporation. All dollar amounts refer to United States dollars unless otherwise indicated.

Our Business

We were incorporated in the state of Nevada on April 6, 2010 and our principal business address is 840 23rd Street, St. Georges, Quebec, G5Y 4N6, Canada.

We are currently an exploration stage company engaged in the acquisition, exploration, and development of prospective resource properties. Our current business focus is to implement the terms of our assignment agreement and operating agreement with Tim Cooksey Oil, LLC pursuant to which we acquired a 1.57% working interest in two wells identified as Charles Prior #1A and #2A located in Franklin County, Illinois in consideration of a payment of $25,000. Pursuant to the terms of our agreements with Tim Cooksey Oil, LLC, Tim Cooksey Oil, LLC agreed to act as operator for the drilling, testing and completion of the subject wells and we agreed to share the proportionate ongoing costs of the joint venture. If the wells are viable and can be developed, we will receive a pro-rata share of any revenues equivalent to our working interest in the wells. If the wells are not viable, we expect the operator to plug the wells. The Charles Prior project is located in the Illinois Basin approximately 100 miles southeast of St. Louis, Missouri. The authorized work program under the joint venture includes drilling, testing and completion of the two wells to a total depth of 3,800 +/- to check the Rosiclare Sandstone and Salem formation for hydrocarbons to be abstracted and sold. If we are successful in generating revenues from our joint venture with Tim Cooksey Oil, LLC, we intend to acquire working interest in additional wells in the project area. Subject to obtaining additional financing we intend to acquire further resource or mineral projects.

Although we are currently focused primarily on projects located in certain geographic regions, we remain open to attractive resource opportunities in other areas. We do not have any known reserves on any of our properties. We have no operating income yet and, as a result, depend upon funding from various sources to continue operations and to implement our growth strategy.

Summary of Offering

The following is a brief summary of this offering.

Offering price per Unit	$0.01

Units

Each unit consists of: (i) one share of common stock; (ii) one quarter of one share purchase warrant with each whole warrant entitling the holder to purchase an additional share of common stock at a price of $0.50 per share for a period of two years from the date of issuance; and (iii) one half of one share purchase warrant with each whole warrant entitling the holder to purchase an additional share of common stock at a price of $1.00 per share for a period of two years from the date of issuance.

Number of Units being offered	50,000,000(1)

Maximum possible proceeds to us	Up to $31,750,000

Offering period	The offering will conclude when all 50,000,000 Units have been sold, or 90 days after the date of the prospectus. We may at our discretion extend the offering for an additional 90 days.

Use of proceeds	After deducting offering expenses of $50,000, we will use the proceeds of this offering mainly for working capital.

Number of shares outstanding before the offering	6,428,571

Number of shares outstanding after the offering, assuming all of the Units and underlying Warrants are exercised	93,928,571

(1) We are currently authorized to issue up to 200,000,000 shares and 100,000,000 preferred shares. As of October 27, 2010, there were 6,428,571 shares of common stock outstanding and no Preferred shares outstanding.

(2) Assuming exercise of all warrants underlying the Units being offered.

Summary of Financial Data

The following information represents selected audited financial information for our company for the period from April 6, 2010 (date of inception) to July 31, 2010. The summarized financial information presented below is derived from and should be read in conjunction with our audited financial statements, including the notes to those financial statements, which are included elsewhere in this prospectus along with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 24 of this prospectus.

Statements of Operations Data	From April 6, 2010 (Date of Inception) to July 31, 2010
Revenue	$-
Expenses	$9,528
Net Loss	$(9,528)
Basic and Diluted Net Loss Per Share	($0)

Balance Sheets Data	As At July 31, 2010
Cash	$9,985
Working Capital	$5,472
Total Assets	$36,058
Total Liabilities	$5,586
Total Stockholders’ Equity	$30,472
Accumulated Deficit	$(9,528)

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by this prospectus is accurate as of any date other than the date on the front of this prospectus.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

Risks Associated with Our Company

We are an exploration stage company implementing a new business plan.

We are an exploration stage company with only a limited operating history upon which to base an evaluation of our current business and future prospects. If we do discover oil or gas resources in commercially exploitable quantities on any of our properties, we will be required to expend substantial sums of money to establish the extent of the resource, develop processes to extract it and develop extraction and processing facilities and infrastructure. If we discover a major reserve, there can be no assurance that such a reserve will be large enough to justify commercial operations, nor can there be any assurance that we will be able to raise the funds required for development on a timely basis. If we cannot raise the necessary capital or complete the necessary facilities and infrastructure, our business may fail. There is no assurance that we will be able to drill an initial test well on the property subject to the Charles Prior Agreement.

We have had negative cash flows from operations and if we are not able to obtain further financing, our business operations may fail.

We had a working capital of $5,472 as of July 31, 2010. We do not expect to generate any revenues for the foreseeable future. Accordingly, we will require additional funds, either from equity or debt financing, to maintain our daily operations and to develop the wells under the Charles Prior Agreement. Obtaining additional financing is subject to a number of factors, including market prices for oil and gas, investor acceptance of our interest pursuant to the Charles Prior Agreement, and investor sentiment. Financing, therefore, may not be available on acceptable terms, if at all. The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital, however, will result in dilution to existing shareholders. If we are unable to raise additional funds when required, we may be forced to delay our plan of operation and our entire business may fail.

We currently do not generate revenues, and as a result, we face a high risk of business failure.

The only interest in property we have is pursuant to the Charles Prior Agreement. From the date of our incorporation, we have primarily focused on the location and acquisition of mineral and oil and gas properties. We have not generated any revenues to date. In order to generate revenues, we will incur substantial expenses in the evaluation and development of the initial well. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from our activities, our entire business may fail. There is no history upon which to base any assumption as to the likelihood that we will be successful in our plan of operation, and we can provide no assurance to investors that we will generate any operating revenues or achieve profitable operations.

Our lack of diversification increases the risk of an investment in us, and our financial condition and results of operations may deteriorate if we fail to diversify.

We lack diversification, in terms of both the nature and geographic scope of our business. As a result, we will likely be impacted more acutely by factors affecting our industry or the regions in which we operate than we would if our business were more diversified.

We may not effectively manage the growth necessary to execute our business plan.

Our business plan anticipates an increase in the number of our strategic partners, equipment suppliers, manufacturers, dealers, distributors and customers. This growth will place significant strain on our current personnel, systems and resources. We expect that we will be required to hire qualified employees to help us manage our growth effectively. We believe that we will also be required to improve our management, technical, information and accounting systems, controls and procedures. We may not be able to maintain the quality of our operations, control our costs, continue complying with all applicable regulations and expand our internal management, technical information and accounting systems to support our desired growth. If we fail to manage our anticipated growth effectively, our business could be adversely affected.

Our articles of incorporation exculpate our officers and directors from any liability to our company or our stockholders.

Our articles of incorporation contain a provision limiting the liability of our officers and directors for their acts or failures to act, except for acts involving intentional misconduct, fraud or a knowing violation of law. This limitation on liability may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our stockholders from suing our officers and directors based upon breaches of their duties to our company.

The loss of certain key management employees could have a material adverse effect on our business.

The nature of our business, to perform technical exploration and development depends, in large part, on our ability to attract and maintain qualified key personnel. Competition for such personnel is intense, and we cannot assure you that we will be able to attract and retain them. Our development now and in the future will depend on the efforts of key management figures, such as George Paquet, our Chief Executive Officer, Melany Paquet, our Vice President and Mike Anderson a director of the Company. The loss of any of these key people could have a material adverse effect on our business. We do not currently maintain key-man life insurance on any of our key employees.

Risks Associated with Our Business

The nature of oil and gas exploration makes the estimates of costs uncertain, and our operations may be adversely affected if we underestimate such costs.

It is difficult to project the costs of implementing an exploratory drilling program. Complicating factors include the inherent uncertainties of drilling in unknown formations, the costs associated with encountering various drilling conditions, such as over-pressured zones and tools lost in the hole, and changes in drilling plans and locations as a result of prior exploratory wells or additional seismic data and interpretations thereof. If we underestimate the costs of such programs, we may be required to seek additional funding, shift resources from other operations or abandon such programs.

Even if we discover and then develop oil and gas reserves, we may have difficulty distributing our production.

If we are able to produce oil and gas, we will have to make arrangements for storage and distribution of that oil and gas. We would have to rely on local infrastructure and the availability of transportation for storage and shipment of oil and gas products, but any readily available infrastructure and storage and transportation facilities may be insufficient or not available at commercially acceptable terms. This could be particularly problematic to the extent that operations are conducted in remote areas that are difficult to access, such as areas that are distant from shipping or pipeline facilities. Furthermore, weather conditions or natural disasters, actions by companies doing business in one or more of the areas in which we will operate, or labor disputes may impair the distribution of oil and gas. These factors may affect the ability to explore and develop properties and to store and transport oil and gas and may increase our expenses to a degree that has a material adverse effect on operations.

The oil and natural gas industry is highly competitive and there is no assurance that we will be successful in acquiring leases, equipment and personnel.

The oil and natural gas industry is intensely competitive. Although we do not compete with other oil and gas companies for the sale of any oil and gas that we may produce, as there is sufficient demand in the world market for these products, we compete with numerous individuals and companies for desirable oil and natural gas leases, suitable properties for drilling operations and necessary drilling equipment, qualified personnel and access to capital.

Many of these individuals and companies with whom we compete have substantially greater technical, financial and operational resources and staff than we have. If we cannot compete for personnel, equipment and oil and gas properties, our business could be harmed.

There can be no assurance that we will discover oil or natural gas in any commercial quantity.

Exploration for economic reserves of oil and natural gas is subject to a number of risks. Few properties that are explored are ultimately developed into producing oil and/or natural gas wells. If we do not discover oil or natural gas in any commercial quantity, our business will fail. In addition, a productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or natural gas from the well. Production from any well may be unmarketable if it is impregnated with water or other deleterious substances. Also, the marketability of oil and natural gas which may be acquired or discovered will be affected by numerous related factors, including the proximity and capacity of oil and natural gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection, all of which could result in greater expenses than revenue generated by the well.

Prices and markets for oil are unpredictable and tend to fluctuate significantly, which could reduce profitability, growth and the value of our business if we ever begin exploitation of reserves.

Our revenues and earnings, if any, will be highly sensitive to the prices of oil and gas. Prices for oil and gas are subject to large fluctuations in response to relatively minor changes in the supply of and demand for oil and gas, market uncertainty and a variety of additional factors beyond our control. These factors include, without limitation, governmental fixing, pegging, controls or any combination of these and other factors, changes in domestic, international, political, social and economic environments, worldwide economic uncertainty, the availability and cost of funds for exploration and production, the actions of the Organization of Petroleum Exporting Countries, governmental regulations, political stability in the Middle East and elsewhere, war, or the threat of war, in oil producing regions, the foreign supply of oil, the price of foreign imports and the availability of alternate fuel sources. Significant changes in long-term price outlooks for crude oil or natural gas could, if we ever discover and exploit any reserves of oil or natural gas, have a material adverse effect on revenues as well as the value of our licenses or other assets.

Our business will suffer if we cannot obtain or maintain necessary licenses.

Our operations require that we obtain and maintain licenses and permits from various governmental authorities. Our ability to obtain, maintain or renew such licenses and permits on acceptable terms is subject to extensive regulation and to changes, from time-to-time, in those regulations. Also, the decision to grant or renew a license or permit is frequently subject to the discretion of the applicable government. If we cannot obtain, maintain, extend or renew these licenses our business could be harmed.

Our interests are held in the form of leases that we may be unable to retain.

The interest in our property are held under leases and working interests in leases. If we or the holder of a lease fails to meet the specific requirements of the lease regarding delay or non-payment of rental payments or we or the holder of the lease fail to meet the minimum level of evaluation some or all of our leases may terminate or expire. There can be no assurance that any of the obligations required to maintain each lease will be met. The termination or expiration of our leases or the working interests relating to leases may reduce our opportunity to exploit a given prospect for oil production and thus have a material adverse effect on our business, results of operation and financial condition.

Amendments to current laws and regulations governing our proposed operations could have a material adverse impact on our proposed business.

We are subject to substantial regulation relating to the exploration for, and the development, upgrading, marketing, pricing, taxation, and transportation of, oil and gas. Amendments to current laws and regulations governing operations and activities of oil and gas exploration and extraction operations could have a material adverse impact on our proposed business. In addition, we cannot assure you that income tax laws, royalty regulations and government incentive programs related to the oil and gas industry generally or to us specifically will not be changed in a manner which may adversely affect us and cause delays, inability to complete or abandonment of projects.

Penalties we may incur could impair our business.

Failure to comply with government regulations could subject us to civil and criminal penalties, could require us to forfeit property rights or licenses, and may affect the value of our assets. We may also be required to take corrective actions, such as installing additional equipment, which could require substantial capital expenditures. We could also be required to indemnify our employees in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them. As a result, our future business prospects could deteriorate due to regulatory constraints, and our profitability could be impaired by our obligation to provide such indemnification to our employees.

Our inability to obtain necessary facilities could hamper our operations.

Oil and gas exploration and development activities depend on the availability of equipment, transportation, power and technical support in the particular areas where these activities will be conducted, and our access to these facilities may be limited. To the extent that we conduct our activities in remote areas or in under-developed markets, needed facilities may not be proximate to our operations or readily available, which will increase our expenses. Demand for such limited equipment and other facilities or access restrictions may affect the availability of such equipment to us and may delay exploration and development activities. The quality and reliability of necessary facilities may also be unpredictable and we may be required to make efforts to standardize our facilities, which may entail unanticipated costs and delays. Shortages or the unavailability of necessary equipment or other facilities will impair our activities, either by delaying our activities, increasing our costs or otherwise.

Strategic relationships upon which we may rely are subject to change, which may diminish our ability to conduct our operations.

Our ability to discover reserves, to participate in drilling opportunities and to identify and enter into commercial arrangements depends on developing and maintaining close working relationships with industry participants and government officials and on our ability to select and evaluate suitable properties and to consummate transactions in a highly competitive environment. We may not be able to establish these strategic relationships, or if established, we may not be able to maintain them. In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to undertake in order to fulfill our obligations to these partners or maintain our relationships. If our strategic relationships are not established or maintained, our business prospects may be limited, which could diminish our ability to conduct our operations.

Environmental risks may adversely affect our business.

All phases of the oil and gas business present environmental risks and hazards and are subject to environmental regulation pursuant to a variety of laws and regulations. Environmental legislation provides for, among other things, restrictions and prohibitions on spills, releases or emissions of various substances produced in association with oil and gas operations. The legislation also requires that wells and facility sites be operated, maintained, abandoned and reclaimed to the satisfaction of applicable regulatory authorities. Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material. The application of environmental laws to our business may cause us to curtail our production or increase the costs of any production, development or exploration activities.

Losses and liabilities arising from uninsured or under-insured hazards could have a material adverse effect on our business.

If we develop and exploit oil and gas reserves, those operations will be subject to the customary hazards of recovering, transporting and processing hydrocarbons, such as fires, explosions, gaseous leaks, migration of harmful substances, blowouts and oil spills. An accident or error arising from these hazards might result in the loss of equipment or life, as well as injury, property damage or other liability. We have not made a determination as to the amount and type of insurance that we will carry. We cannot assure you that we will obtain insurance on reasonable terms or that any insurance we may obtain will be sufficient to cover any such accident or error. Our operations could be interrupted by natural disasters or other events beyond our control. Losses and liabilities arising from uninsured or under-insured events could have a material adverse effect on our business, financial condition and results of operations.

Risks Associated with Our Common Stock

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in shares of our common stock. However, we cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of exploration stage companies, which may affect the market price of our common stock in a materially adverse manner.

Our directors currently own 100% of our outstanding common stock.

In the aggregate, our directors currently own 100% of our outstanding common stock. As a result, our directors as a group may have a significant effect in delaying, deferring or preventing any potential change in control of our company, be able to strongly influence the actions of our board of directors even if they were to cease being our directors and control the outcome of actions brought to our stockholders for approval. Such a high level of ownership may adversely affect the voting and other rights of other stockholders.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our common stock.

Our stock is a penny stock. Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.

Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, Financial Industry Regulatory Authority or FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for shares of our common stock.

Forward-Looking Statements

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” beginning on page 4 of this prospectus, that may cause our company’s or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Use of Proceeds

If we sell all 50,000,000 units that we are offering with this prospectus we will receive net proceeds of $450,000, after deducting $50,000 in estimated offering expenses. The units may be sold in one or more closings. We may not be successful in selling any or all of the securities offered hereby. We may also receive proceeds from the exercise of warrants. We cannot predict when or if the warrants will be exercised. It is possible that the warrants may expire and may never be exercised.

Our plan, at different unit sales levels is as follows (in order of priority):

Percent of maximum offering	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Amount raised	$125,000	$250,000	$375,000	$500,000
Allocation
Offering expenses	$50,000	$50,000	$50,000	$50,000
Working capital	$25,000	$25,000	$25,000	$25,000

In the table provided above, the categories of expenditures consist of the following:

Offering Expenses

This expenditure item refers to the costs and expenses payable by our company in connection with the issuance and distribution of the securities being registered hereunder and the preparation of the registration statement.

Working Capital

This expenditure item refers to the following:

(1)	accounting and auditing costs associated with maintaining a reporting company in the United States, including the cost of bookkeeping and audit reviews;

(2)	legal costs associated with maintaining a reporting company in the United States, including the associated legal fees payable therewith; and,

(3)

The costs related to operating our office including rent, telephone, office supplies, personnel, overhead printing fees, registration fees, transfer agent fees and similar expenses, including small miscellaneous costs that have not otherwise been listed, such as bank service charges and sundry items.

Our allocation of the net proceeds of this offering is only an estimate and is based on our current plans, our understanding of the industry and current economic conditions, as well as assumptions about our future revenues and expenditures.

Determination of Offering Price

The price of $0.01 per share of common stock is not based on past earnings, nor is the price of our shares indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business. The offering price of $0.01 per share was arbitrarily determined by us based on our assessment of what the market would support in order for us to raise proceeds of $500,000 (excluding potential exercises of warrants underlying the units offered). Among the factors considered were:

  our business plan and stage of development;

  the sales price of $0.001 being the sales price per shares of all of our private placements to date; and

  our relative working capital requirements.

The offering price of the shares of our common stock does not necessarily bear any relationship to our assets, book value, past operating results, financial condition or any other established criteria of value. The offering price should not be regarded as an indicator of the future market price of the shares.

Dilution

“Dilution” represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. “Net tangible book value” is the amount that results from subtracting total liabilities and intangible assets from total assets. Subtracting total liabilities of $5,586 from total assets of $36,058 gives us a net tangible book value of $30,472, as of July 31, 2010. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.

We are offering our shares of common stock at a price per share that is significantly more than the price per share paid by our current shareholders for our common stock. We are offering for sale 50,000,000 units comprised of: 50,000,000 shares of common stock and an additional 37,500,000 shares acquirable on exercise of the warrants comprising part of the units to be offered. Because we have arbitrarily set the price higher than the book value of the existing shares, the net tangible book value of all the shares after the distribution of shares pursuant to this offering will be lower than the price of the shares pursuant to this offering. As a result, if you purchase shares in this offering, you will experience immediate and substantial dilution.

To date, after giving effect to our 7:1 reverse stock split effected on October 6, 2010, we have issued 5,000,000 shares of our common stock to our director George Paquet at a price of $0.001 and 1,428,571 shares of our common stock to Melany Paquet at a price of $0.001 per share.

If you purchase our shares of common stock in this offering, you will suffer an immediate dilution in the value of shares that you purchase.

As at July 31, 2010 the net tangible book value of our company was $0.00474 per share of common stock based upon 6,428,571 shares of common stock outstanding. The net tangible book value of our company is calculated by dividing the total capital surplus of $30,472 as at July 31, 2010 by the outstanding shares of common stock of 6,428,571 as at July 31, 2010. If we are successful in selling all of the 50,000,000 units that we are offering to sell in this offering, the pro forma net tangible book value of our company would be $530,472, or approximately $0.009401 per share of common stock, which would represent an immediate increase of $0.00466 in net tangible book value per share of common stock and $0.000599 or 5.99% per share of common stock dilution to new investors, assuming that all 50,000,000 of the offered units are sold at the offering price of $0.01 per share of common stock.

Following is a table detailing dilution to investors if 15%, 25%, 50%, 75% or 100% of the offering of the 50,000,000 units is sold (assuming no exercise of any warrants).

	If 15% of Shares are Sold	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Offering price(1)	$0.01	$0.01	$0.01	$0.01	$0.01
Net tangible book value per share before offering(2)	$0.004740	$0.004740	$0.004740	$0.004740	$0.004740
Net tangible book value per share after offering(3), (4)	$0.007572	$0.008214	$0.008924	$0.009230	$0.008924

	If 15% of Shares are Sold	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Increase in net tangible book value per share attributable to purchase of shares by new investors(5)	$0.002832	$0.003474	$0.004184	$0.004490	$0.0041
Immediate dilution to new investors (subscription price of $0.01 less net tangible book value per share after offering)(6)	$0.002428	$0.001786	$0.001076	$0.000770	$0.000511
Percent of immediate dilution to new investors(7)	24.28%	17.86%	10.76%	7.70%	5.11%

(1)	Offering price per share of common stock.
(2)	The net tangible book value per Share of common stock before the offering is determined by dividing the number of shares of common stock outstanding into the net tangible book value of our company.
(3)	The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated gross proceeds to our company from the current offering.
(4)

The net tangible book value per share of common stock after the offering is determined by dividing the number of shares of common stock that will be outstanding after the offering into the net tangible book value after the offering as determined in note 3, above.

(5)

The increase attributable to purchase of shares by new investors is derived by taking the net tangible book value per Share of common stock after the offering and subtracting from it the net tangible book value per share of common stock before the offering.

(6)	The dilution to new investors is determined by subtracting the net tangible book value per Share of common stock after the offering from the offering price, giving a dilution value.
(7)	The percent of immediate dilution to new investors is determined by dividing the dilution to new investors by the offering price.

Plan of Distribution

We are offering a maximum of 50,000,000 units on a “best efforts” basis at a fixed price of $0.01 per unit. Each unit consists of: (i) one share of common stock; (ii) one quarter of one share purchase warrant with each whole warrant entitling the holder to purchase an additional share of common stock at a price of $0.50 per share for a period of two years from the date of issuance; and (iii) one half of one share purchase warrant with each whole warrant entitling the holder to purchase an additional share of common stock at a price of $1.00 per share for a period of two years from the date of issuance. The maximum aggregate offering price is $31,750,000 and any funds raised from this offering will be immediately available to us for our use. There will be no refunds. The offering will be for a period of 90 days from the date of this prospectus and may be extended for an additional 90 days if we choose to do so. There is no minimum number of shares that we have to sell in this offering. All money we receive from the offering will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

Only after the Securities and Exchange Commission declares our registration statement effective, do we intend to distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in our company and in a possible investment in the offering.

We intend to sell the shares in this offering through George Paquet, one of our directors and our Chief Executive Officer, and Melany Paquet, the other of our directors and our Vice President. George Paquet and Melany Paquet will not receive any compensation for offering or selling our shares.

George Paquet and Melany Paquet will contact individuals and corporations with whom they have an existing or past pre-existing business or personal relationship and will attempt to sell them our shares. Once the registration statement is effective, we intend to explore other legal means of promoting the sale of shares.

Offering Period and Expiration Date

This offering will commence on the date of this prospectus and continue for 90 days. We may at our option extend the offering period for additional 90 days, or unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

  Execute and deliver a subscription agreement; and,

  Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “FUTURE ENERGY, CORP.”

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Regulation M

Our officers and directors and the employees of Future Energy, Corp. will not be purchasing any of the shares of common stock offered by us in this offering. They will comply with the provisions of Regulation M. Other than the foregoing, no consideration has been given to the compliance of Regulation M of the Securities Exchange Act of 1934. Regulation M is intended to preclude manipulative conduct by persons with an interest in the outcome of an offering, while easing regulatory burdens on offering participants.

Description of Securities

General

Our authorized capital stock consists of 200,000,000 shares of common stock, with a par value of $0.001 per share, and 100,000,000 shares of preferred stock, with a par value of $0.001 per share. As of October 27, 2010, there were 6,428,571 shares of our common stock issued and outstanding held by two holders of record of our common stock. We have not issued any shares of preferred stock.

Voting Rights

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders including the election of directors. Except as otherwise required by law the holders of our common stock possess all voting power.

According to our bylaws, in general, each director is to be elected by a majority of the votes cast with respect to the directors at any meeting of our stockholders for the election of directors at which a quorum is present. According to our bylaws, in general, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter (which shares voting affirmatively also constitute at least a majority of the required quorum), except for the election of directors, is to be the act of our stockholders. Our bylaws provide that stockholders holding at least 10% of the shares entitled to vote, represented in person or by proxy, constitute a quorum at the meeting of our stockholders. Our bylaws also provide that any action which may be taken at any annual or special meeting of our stockholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Our articles of incorporation and bylaws do not provide for cumulative voting in the election of directors. Because the holders of our common stock do not have cumulative voting rights and directors are generally to be elected by a majority of the votes casts with respect to the directors at any meeting of our stockholders for the election of directors, holders of more than fifty percent, and in some cases less than 50%, of the issued and outstanding shares of our common stock can elect all of our directors.

Dividends

The holders of our common stock are entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. We do not anticipate that dividends will be paid in the foreseeable future.

As of the date of this prospectus, we have not paid any dividends to shareholders. The declaration of any future dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Miscellaneous Rights and Provisions

In the event of our liquidation or dissolution, whether voluntary or involuntary, each share of our common stock is entitled to share rateably in any assets available for distribution to holders of our common stock after satisfaction of all liabilities.

Our common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock. Our common stock, after the fixed consideration thereof has been paid or performed, are not subject to assessment, and the holders of our common stock are not individually liable for the debts and liabilities of our company.

Our bylaws provide that our board of directors may amend our bylaws by a majority vote of our board of directors including any bylaws adopted by our stockholders, but our stockholders may from time to time specify particular provisions of these bylaws, which must not be amended by our board of directors. Our current bylaws were adopted by our board of directors. Therefore, our board of directors can amend our bylaws to make changes to the provisions relating to the quorum requirement and votes requirements to the extent permitted by the Nevada Revised Statutes.

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid. Our articles of incorporation and bylaws exempt our common stock from these provisions.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

  20% or more but less than 33 1/3%;

  33 1/3% or more but less than or equal to 50%; or

  more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws exempt our common stock from these provisions.

Articles of Incorporation and Bylaws

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company or any of our subsidiaries, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

Stock Transfer Agent

We have not yet appointed a transfer agent. If we obtain a quotation of our shares of common stock on the OTC Bulletin Board we intend to engage a transfer agent.

Experts and Counsel

The financial statements of our company included in this prospectus have been audited by Malone Bailey LLP, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere in the prospectus, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Interest of Named Experts and Counsel

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Information with respect to Our Company

Description of Business

We were incorporated in the state of Nevada on April 6, 2010.

Our Business

We are currently an exploration stage company engaged in the acquisition, exploration, and development of prospective resource properties. Our current business focus is to implement the terms of our assignment agreement and operating agreement with Tim Cooksey Oil, LLC pursuant to which we acquired a 1.57% working interest in two wells identified as Charles Prior #1A and #2A located in Franklin County, Illinois in consideration of a payment of $25,000. Pursuant to the terms of our agreements with Tim Cooksey Oil, LLC, Tim Cooksey Oil, LLC agreed to act as operator for the drilling, testing and completion of the subject wells and we agreed to share the proportionate ongoing costs of the joint venture. If the wells are viable and can be developed, we will receive a pro-rata share of any revenues equivalent to our working interest in the wells. If the wells are not viable, we expect the operator to plug the wells. The Charles Prior project is located in the Illinois Basin approximately 100 miles southeast of St. Louis, Missouri. The authorized work program under the joint venture includes drilling, testing and completion of the two wells to a total depth of 3,800 +/- to check the Rosiclare Sandstone and Salem formation for hydrocarbons to be abstracted and sold. The work progam on the wells commenced in August, 2010. If we are successful in generating revenues from our joint venture with Tim Cooksey Oil, LLC, we intend to acquire working interest in additional wells. Subject to obtaining additional financing we intend to acquire further resource or mineral projects.

Although we are currently focused primarily on projects located in certain geographic regions, we remain open to attractive resource opportunities in other areas. We have no operating income yet and, as a result, depend upon funding from various sources to continue operations and to implement our growth strategy.

Charles Prior Agreement with Tim Cooksey Oil, LLC

On July 25, 2010, we entered into an assignment agreement with Tim Cooksey Oil, LLC pursuant to which we acquired a 1.57% working interest in the following two wells located in Franklin County, Illinois in consideration of a payment of $25,000:

Well Name	Location
Charles Prior #1A	West Half of Southwest Quarter of
Section 8, Franklin County, Illinois
Charles Prior #2A	West Half of Southwest Quarter of
Section 8, Franklin County, Illinois

Pursuant to the terms of our agreements with Tim Cooksey Oil, LLC, Tim Cooksey Oil, LLC agreed to act as operator for the drilling, testing and completion of the subject wells and we agreed to share the proportionate ongoing costs of the joint venture. If the wells are viable and can be developed, we will receive a pro-rata share of any revenues equivalent to our working interest in the wells. If the wells are not viable, we expect the operator to plug the wells. The Charles Prior project is located in the Illinois Basin approximately 100 miles southeast of St. Louis, Missouri. The authorized work program under the joint venture includes drilling, testing and completion of the two wells to a total depth of 3,800 +/- to check the Rosiclare Sandstone and Salem formation for hydrocarbons to be abstracted and sold.

Description of Properties

Principal Executive Offices

Our principal executive offices are located at 840 23rd Street, St. George’s, Quebec, G5Y 4N6, Canada. Mr. Paquet provides the office space to us at no cost. We believe our current premises are adequate for our current operations.

Oil and Gas Properties

Franklin County, Illinois – Charles Prior Interest – Located in Franklin County, these properties are located in the Illinois Basin approximately 100 miles southeast of St. Louis, Missouri. Since the early 1940’s the Illinois basin has produced an estimated 4.5 billion barrels of crude oil from Paleozoic sediments. Local production is predominantly from the Aux Vases Sandston and the St. Genevieve Limestone at a depth less than 3300 feet. Average crude oil production, based on 1,981 wells in the region, is currently 56,722 barrels per well.

Location of Charles Prior Interest

Competition

The oil and gas industry is highly competitive. Our competitors and potential competitors include major oil companies and independent producers of varying sizes, all of which are engaged in the acquisition of producing properties and the exploration and development of prospects. Most of our competitors have greater financial, personnel and other resources than we have. Consequently, they have greater leverage to use in acquiring prospects, hiring personnel and marketing oil and gas. Accordingly, a high degree of competition in these areas is expected to continue.

Governmental Regulation

General

The production and sale of oil and gas is subject to regulation by state, federal, and local authorities. In most areas there are statutory provisions regulating the production of oil and natural gas under which administrative agencies may set allowable rates of production and promulgate rules in connection with the operation and production of such wells, ascertain and determine the reasonable market demand of oil and gas, and adjust allowable rates with respect thereto.

The sale of liquid hydrocarbons was subject to federal regulation under the Energy Policy and Conservation Act of 1975, which amended various acts, including the Emergency Petroleum Allocation Act of 1973. These regulations and controls included mandatory restrictions upon the prices at which most domestic crude oil and various petroleum products could be sold. All price controls and restrictions on the sale of crude oil at the wellhead have been withdrawn. It is possible, however, that such controls may be reimposed in the future but when, if ever, such re-imposition might occur and the effect thereof on us cannot be predicted.

The sale of certain categories of natural gas in interstate commerce is subject to regulation under the Natural Gas Act and the Natural Gas Policy Act of 1978 (“NGPA”). Under the NGPA, a comprehensive set of statutory ceiling prices applies to all first sales of natural gas unless the gas is specifically exempt from regulation (i.e., unless the gas is “deregulated”). Administration and enforcement of the NGPA ceiling prices are delegated to the Federal Energy Regulatory Commission (“FERC”). In June 1986, FERC issued Order No. 451, which, in general, is designed to provide a higher NGPA ceiling price for certain vintages of old gas. It is possible that we may in the future acquire significant amounts of natural gas subject to NGPA price regulations and/or FERC Order No. 451.

Our operations are subject to extensive and continually changing regulation because legislation affecting the oil and natural gas industry is under constant review for amendment and expansion. Many departments and agencies, both federal and state, are authorized by statute to issue and have issued rules and regulations binding on the oil and natural gas industry and its individual participants. The failure to comply with such rules and regulations can result in large penalties. The regulatory burden on this industry increases our cost of doing business and, therefore, affects our profitability. However, we do not believe that these regulations will have a significant negative impact on our operations with the acquired assets.

Transportation

Effective as of January 1, 1995, FERC implemented regulations establishing an indexing system for transportation rates for oil. These regulations could increase the cost of transporting oil to the purchaser. We do not believe that these regulations will affect us any differently than other oil producers and marketers with which we compete.

Regulation of Drilling and Production

Our proposed drilling and production operations are subject to regulation under a wide range of state and federal statutes, rules, orders and regulations. Among other matters, these statutes and regulations govern:

  the amounts and types of substances and materials that may be released into the environment,

  the discharge and disposition of waste materials,

  the reclamation and abandonment of wells and facility sites, and the remediation of contaminated sites,

In order to comply with these statutes and regulations, we are required to obtain permits for drilling operations, drilling bonds, and reports concerning operations.

Environmental Regulations

Our operations are affected by the various state, local and federal environmental laws and regulations, including the Oil Pollution Act of 1990, Federal Water Pollution Control Act, and Toxic Substances Control Act. The Comprehensive Environmental, Response, Compensation, and Liability Act (“CERCLA”) and comparable state statutes impose strict, joint and several liability on owners and operators of sites and on persons who disposed of or arranged for the disposal of “hazardous substances” found at such sites. It is not uncommon for the neighboring land owners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment. The Federal Resource Conservation and Recovery Act (“RCRA”) and comparable state statutes govern the disposal of “solid waste” and “hazardous waste” and authorize the imposition of substantial fines and penalties for noncompliance. Although CERCLA currently excludes petroleum from its definition of “hazardous substance,” state laws affecting our operations may impose clean-up liability relating to petroleum and petroleum related products. In addition, although RCRA classifies certain oil field wastes as “non-hazardous,” such exploration and production wastes could be reclassified as hazardous wastes thereby making such wastes subject to more stringent handling and disposal requirements.

Generally, environmental laws and regulations govern the discharge of materials into the environment or the disposal of waste materials, or otherwise relate to the protection of the environment. In particular, the following activities are subject to stringent environmental regulations:

  drilling,

  development and production operations,

  activities in connection with storage and transportation of oil and other liquid hydrocarbons, and use of facilities for treating, processing or otherwise handling hydrocarbons and wastes.

Violations are subject to reporting requirements, civil penalties and criminal sanctions. As with the industry generally, compliance with existing regulations increases our overall cost of business. The increased costs cannot be easily determined. Such areas affected include:

  unit production expenses primarily related to the control and limitation of air emissions and the disposal of produced water,

  capital costs to drill exploration and development wells resulting from expenses primarily related to the management and disposal of drilling fluids and other oil and natural gas exploration wastes, and capital costs to construct, maintain and upgrade equipment and facilities and remediate, plug, and abandon inactive well sites and pits.

Environmental regulations historically have been subject to frequent change by regulatory authorities. Therefore, we are unable to predict the ongoing cost of compliance with these laws and regulations or the future impact of such regulations on operations. However, we do not believe that changes to these regulations will have a significant negative affect on operations with the acquired assets.

A discharge of hydrocarbons or hazardous substances into the environment could subject us to substantial expense, including both the cost to comply with applicable regulations pertaining to the clean up of releases of hazardous substances into the environment and claims by neighboring landowners and other third parties for personal injury and property damage. We do not maintain insurance for protection against certain types of environmental liabilities.

Employees

We presently have no full-time executive, operational, and clerical employees. We engage several contractors and consultants for engineering, geology, operations and business management as and when needed.

Legal Proceedings

We know of no material pending legal proceedings to which our company or subsidiary is a party or of which any of their property is the subject. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

We know of no material proceedings in which any director, officer or affiliate of our company, or any registered or beneficial stockholder of our company, or any associate of any such director, officer, affiliate, or stockholder is a party adverse to our company or subsidiary or has a material interest adverse to our company or subsidiary.

Market for Common Equity and Related Shareholder Matters

Market Information

There is currently no trading market for our common stock. We do not have any common stock subject to outstanding options or warrants and there are no securities outstanding that are convertible into our common stock. None of our issued and outstanding common stock is eligible for sale pursuant to Rule 144 under the Securities Act of 1933.

Other than 50,000,000 units and the 37,500,000 shares of our common stock available on exercise of the warrants comprising part of the units being offered pursuant to this prospectus, there are no shares of our common stock that are being, or have been publicly proposed to be, publicly offered by our company, the offering of which could have a material effect on the market price of our common stock.

Holders

There are currently two holders of record of our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to increase our working capital and do not anticipate paying any cash dividends in the foreseeable future.

The Nevada Revised Statutes prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

  we would not be able to pay our debts as they become due in the usual course of business; or

  Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

Financial Statements

Future Energy Corp.
(An Exploration Stage Company)
July 31, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
Future Energy, Corp
Canada G5Y 4N6

We have audited the accompanying consolidated balance sheet of Future Energy Corporation (the “Company”) as of July 31, 2010 and the related statements of operations, stockholders’ equity, and cash flows for the period from April 6, 2010 (inception) through July 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of July 31, 2010; and the related consolidated results of its operations and its cash flows for the period from April 6, 2010 (inception) through July 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred losses from operation since inception. This factor raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

October 15, 2010

F–1

Future Energy Corp.
(An Exploration Stage Company)
Balance Sheet

July 31,
2010
ASSETS

Current Assets

Cash	$9,985
Prepaid Expenses	1,073

Total Current Assets
11,058
Oil and gas properties
Unproved Property	25,000

Total Assets	$36,058

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Accrued Legal Fees	5,070
Due to related parties	$516

Total Current Liabilities	5,586

Stockholders’ Equity

Preferred stock Authorized: 100,000,000 shares, par value $0.001 0 shares issued and outstanding	-
Common stock Authorized: 200,000,000 shares, par value $0.001 6,428,571 shares issued and outstanding	6,429

Additional Paid-in Capital	38,571

Subscription Receivable	(5,000)
Deficit accumulated during the exploration stage	(9,528)

Total Stockholders’ Equity	30,472

Total Liabilities and Stockholders’ Equity	$36,058

(The accompanying notes are an integral part of these financial statements)

F–-2

Future Energy Corp.
(An Exploration Stage Company)
Statement of Expenses

Period from
April 6,
2010
(Date of Inception)
to July 31,
2010

Expenses

General and administrative	$9,528

Total Operating Expenses	9,528

Net Loss	$(9,528)

Net Loss Per Share – Basic and Diluted	$(0.00)

Weighted Average Shares Outstanding	1,982,759

(The accompanying notes are an integral part of these financial statements)

F–3

Future Energy Corp.
(An Exploration Stage Company)
Statement of Stockholders’ Equity
For the period from April 6, 2010 (Date of Inception) to July 31, 2010

					Deficit
					Accumulated
			Additional		During the
	Common Stock		Paid-in		Development
				Subscription	Stage
	Shares	Amount	Capital	Receivable		Total

Balance, April 6, 2010 (Date of Inception)	–	$-	$–	$–	$–	$–

Common stock issued for cash at $0.001 per share	5,714,286	5,715	34,285	–	–	40,000

Subscription receivable related to common stock	714,285	714	4,286	(5,000)	–	-

Net loss for the period	–	–	–	–	(9,528)	(9,528)

Balance - July 31, 2010	6,428,571	$6,429	$38,571	$(5,000)	$(9,528)	$30,472

(The accompanying notes are an integral part of these financial statements)

F–4

Future Energy
(An Exploration Stage Company)
Statement of Cash Flows

Period from
April 6, 2010
(Date of Inception)
to July 31,
2010

Operating Activities

Net loss for the period	$(9,528)

Adjustments to reconcile net loss to net cash used in operating activities:

Changes in operating assets and liabilities:
Prepaid expenses	(1,073)
Accrued expenses	5,070

Net Cash Used in Operating Activities	(5,531)

Investing Activities

Acquisition of property	(25,000)

Net Cash Used by Investing Activities	(25,000)

Financing Activities

Proceeds from issuance of common stock	40,000
Due to related parties	516

Net Cash Provided by Financing Activities	40,516

Net Increase in Cash	9,985

Cash, Beginning of Period	–

Cash, End of Period	9,985

Non-cash investing and financing activities:
Subscriptions receivable related to common stock issued	5,000

Supplemental Disclosures

Interest paid	$–
Income taxes paid	–

(The accompanying notes are an integral part of these financial statements)

F–5

Future Energy Corp.
(An Exploration Stage Company)
Notes to the Financial Statements

1.	Nature of Operations and Continuance of Business

Future Energy Corp. (the “Company”) was incorporated in the state of Nevada on April 6, 2010. The Company has been in the exploration stage since its formation and has not commenced business operations.

2.	Going Concern

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize it assets and discharge its liabilities in the normal course of business. During the period ended July 31, 2010, the Company has an accumulated deficit of $9,528 The Company is in the business of exploiting and developing natural resources. The Company participates in and invests in development projects with other companies across a wide range of natural resources. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.	Summary of Significant Accounting Policies

	a)	Basis of Presentation

These financial statements and notes are presented in accordance with accounting principles generally accepted in the United States. The Company’s fiscal year end is July 31.

	b)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company regularly evaluates estimates and assumptions related to the recoverability of long-lived assets, donated expenses and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

	c)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

	d)	Oil and Gas Properties

Oil and gas investments are accounted for by the successful efforts method of accounting. Accordingly, the costs incurred to acquire property (proved and unproved), all development costs, and successful exploratory costs are capitalized, whereas the costs of unsuccessful exploratory wells are expensed.

Depletion of capitalized oil and gas well costs is provided using the units of production method based on estimated proved developed oil and gas reserves of the respective oil and gas properties.

	e)	Asset Retirement Obligations

In August 2001, the FASB issued ASC 410-20,"Accounting for Asset Retirement Obligations" (ASC 410-20). ASC 410-20 requires that the fair value of an asset retirement cost, and corresponding liability, should be recorded as part of the cost of the related long-lived asset and subsequently allocated to expense using a systematic and rational method.

F–7

Future Energy Corp.
(An Exploration Stage Company)
Notes to the Financial Statements

f)	Impairment of Long-Lived Assets

In accordance with ASC 360-10, Accounting for the Impairment or Disposal of Long-Lived Assets, long lived assets such as oil and gas properties and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount of the fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

Impairment of unproved oil and gas properties is determined by ASC 932, “Extractive Activities – Oil and Gas”. The Company had no impairment charges on oil and gas properties in 2010.

g)	Financial Instruments

The fair values of financial instruments which include cash and amounts due to related parties were estimated to approximate their carrying values due to the immediate or relatively short maturity of these instruments.

h)	Loss per Share

The Company computes net loss per share in accordance with ASC 740 "Earnings per Share". ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive. For the period from April 6, 2010 (Inception) to July 31, 2010, there were no anti- dilutive potential common share equivalents.

i)	Income Taxes

The Company accounts for income taxes using the asset and liability approach. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized

j)	Recent Accounting Pronouncements

In June 2009, the FASB issued ASU No. 2009-01, Generally Accepted Accounting Principles (ASU 2009- 01). ASU 2009-01 establishes “The FASB Accounting Standards Codification,” or Codification, which became the source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. On the effective date, the Codification superseded all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. ASU 2009-01 is effective for interim and annual periods ending after September 15, 2009. We adopted the provisions of ASU 2009-01 upon Inception (April 6, 2010).

In February 2010, FASB issued ASU No. 2010-09, Amendments to Certain Recognition and Disclosure Requirements (ASU 2010-09). This update amends Subtopic 855-10 and gives a definition to SEC filer, and requires SEC filers to assess for subsequent events through the issuance date of the financial statements. This amendment states that an SEC filer is not required to disclose the date through which subsequent events have been evaluated for a reporting period. ASU 2010-09 becomes effective upon issuance of the final update. We adopted the provisions of ASU 2010-09 upon Inception (April 6, 2010).

F–8

Future Energy Corp.
(An Exploration Stage Company)
Notes to the Financial Statements

In December 2008, the SEC issued Release No. 33-8995, Modernization of Oil and Gas Reporting (ASC 2010-3), which amends the oil and gas disclosures for oil and gas producers contained in Regulations S-K and S-X, as well as adding a section to Regulation S-K (Subpart 1200) to codify the revised disclosure requirements in Securities Act Industry Guide 2, which is being eliminated. The goal of Release No. 33-8995 is to provide investors with a more meaningful and comprehensive understanding of oil and gas reserves. Energy companies affected by Release No. 33-8995 are now required to price proved oil and gas reserves using the un-weighted arithmetic average of the price on the first day of each month within the 12-month period prior to the end of the reporting period, unless prices are defined by contractual arrangements, excluding escalations based on future conditions. SEC Release No. 33-8995 is effective beginning for financial statements for fiscal years ending on or after December 31, 2009.

In January 2010, the FASB issued FASB Accounting Standards Update (ASU) No. 2010-03 Oil and Gas Estimations and Disclosures (ASU 2010-03). This update aligns the current oil and natural gas reserve estimation and disclosure requirements of the Extractive Industries Oil and Gas topic of the FASB Accounting Standards Codification (ASC Topic 932) with the changes required by the SEC final rule ASC 2010-3, as discussed above, ASU 2010-03 expands the disclosures required for equity method investments, revises the definition of oil- and natural gas-producing activities to include nontraditional resources in reserves unless not intended to be upgraded into synthetic oil or natural gas, amends the definition of proved oil and natural gas reserves to require 12-month average pricing in estimating reserves, amends and adds definitions in the Master Glossary that is used in estimating proved oil and natural gas quantities and provides guidance on geographic area with respect to disclosure of information about significant reserves. ASU 2010-03 must be applied prospectively as a change in accounting principle that is inseparable from a change in accounting estimate and is effective for entities with annual reporting periods ending on or after a change in accounting estimate and is effective for entities with annual reporting periods ending on or after December 31, 2009. We adopted ASU 2010-03 upon Inception (April 6, 2010).

The Company does not expect the adoption of any other recently issued accounting pronouncements to have a significant effect on its financial statements.

4.	Oil and Gas Properties

On July 25, 2010, the Company entered into an agreement with an unrelated third party (Tim Cooksey Oil, LLC) to purchase a 1.57% working interest in unproved property located in Franklin County, Illinois for $25,000.

5.	Related Party Transactions

	a)	As at July 31, 2010, the Company was indebted to the President of the Company in the amount of $516, which is non-interest bearing, unsecured, and due on demand.

	b)	Our principal executive office space is provided by the President at no cost to the company.

6.	Common Stock

	a)	On June 21, 2010, the Company issued 4,285,714 common shares to the President of the Company at $0.001 per share for cash proceeds of $30,000.

	b)	On June 28, 2010, the Company issued 1,428,571 shares of common stock to a Director of the Company at $0.001 per share for proceeds of $10,000.

c)

On July 15, 2010, the Company issued 714,286 shares of common stock to the President of the Company at $0.001 per share for proceeds of $5,000. As of July 31, 2010, the proceeds had yet to be received and the subcription receivable for $5,000 was presented as a contra-equity amount. Such proceeds were ultimately collected by the Company on August 11, 2010.

7.	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has incurred a net operating loss of $9,528 which expires in 2030. The Company has adopted ASC 740, “Accounting for Income Taxes”, as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for non-capital losses carried forward. The potential benefit of the net operating loss has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the loss carried forward in future years.

F–9

Future Energy Corp.
(An Exploration Stage Company)
Notes to the Financial Statements

The income tax benefit differs from the amount computed by applying the federal income tax rate of 34% to net loss before income taxes for the period ended July 31, 2010 as a result of the following:

2010
$

Income tax benefit computed at statutory rates	3,240
Valuation allowance	(3,240)

Provision for income taxes	–

Significant components of the Company’s deferred tax assets and liabilities as at July 31, 2010, after applying enacted corporate income tax rates, are as follows:

2010
$
Deferred income tax asset
Net operating loss carried forward	9,528
Valuation allowance	(9,528)
Net deferred income tax asset	–

8.	Subsequent Events

On October 6, 2010, the Board of Directors approved a reverse stock split at a ratio of 1:7. All share, per share and par value amounts (except authorized shares) have been retroactively adjusted to reflect the split.

F–10

Management’s Discussion and Analysis of Financial Condition
and Results of Operations

The following discussion should be read in conjunction with our audited consolidated financial statements for the period from April 6, 2010 (date of inception) to July 31, 2010 and the related notes that appear elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in the section entitled “Risk Factors” beginning on page 4 of this prospectus.

Our audited financial statements are stated in United States dollars and are prepared in accordance with United States generally accepted accounting principles.

Plan of Operation

We are currently an exploration stage company engaged in the acquisition, exploration, and development of prospective resource properties. Our current business focus is to implement the terms of our assignment agreement and operating agreement with Tim Cooksey Oil, LLC pursuant to which we acquired a 1.57% working interest in two wells identified as Charles Prior #1A and #2A located in Franklin County, Illinois in consideration of a payment of $25,000. Pursuant to the terms of our agreements with Tim Cooksey Oil, LLC, Tim Cooksey Oil, LLC agreed to act as operator for the drilling, testing and completion of the subject wells and we agreed to share the proportionate ongoing costs of the joint venture. If the wells are viable and can be developed, we will receive a pro-rata share of any revenues equivalent to our working interest in the wells. If the wells are not viable, we expect the operator to plug the wells. The Charles Prior project is located in the Illinois Basin approximately 100 miles southeast of St. Louis, Missouri. The authorized work program under the joint venture includes drilling, testing and completion of the two wells to a total depth of 3,800 +/- to check the Rosiclare Sandstone and Salem formation for hydrocarbons to be abstracted and sold. The work progam on the wells commenced in August, 2010. If we are successful in generating revenues from our joint venture with Tim Cooksey Oil, LLC, we intend to acquire working interest in additional wells. Subject to obtaining additional financing we intend to acquire further resource or mineral projects.

Although we are currently focused primarily on projects located in certain geographic regions, we remain open to attractive resource opportunities in other areas. We have no operating income yet and, as a result, depend upon funding from various sources to continue operations and to implement our growth strategy.

Our estimated expenses over the next twelve months are as follows:

Cash Requirements during the Next Twelve Months

Expense	($)
Joint Venture Expenses	2,000
Professional Fees	48,000
Total	50,000

To date we have funded our operations solely from private placements to our directors. In addition to funding our general, administrative and corporate expenses we are obligated to address certain current liabilities. Even if we complete our proposed offering of units, unless we receive sufficient funding from the exercise of the warrants comprising the units we are offering, we will need to raise additional funds to meet these current liabilities. To raise these funds we may be required to receive shareholder loans, incur new borrowing or issue new equity which may be dilutive to existing shareholders. We currently have no agreement in place to raise funds for current liabilities and no guarantee can be given that we will be able to raise funds for this purpose on terms acceptable to our company. Failure to raise funds for general, administrative and corporate expenses and current liabilities could result in a severe curtailment of our operations.

Any advance in the oil and gas development strategy set-out herein will require additional funds. These funds may be raised through equity financing, debt financing or other sources which may result in further dilution of the shareholders percentage ownership in the Company.

Results of Operation for the period from April 6, 2010 (inception) to July 31, 2010

Our operating results for the period ended July 31, 2010 are summarized as follows:

Period Ended July 31, 2010
Revenue	$-
Expenses	$9,528
Other Expenses (Income)	$-
Net Income (loss)	($9,528)

Revenues

We have had no operating revenues for the period ended April 6, 2010. We anticipate that we will not generate any revenues until we generate additional financing to support our planned operations in connection with the Assignment Agreement with Tim Cooksey Oil, LLC.

Working Capital

As at July 31, 2010
Current Assets	$$11,058
Current Liabilities	$5,586
Working Capital	$5,472

Cash Flows

		Period from April 6, 2010 (Date of Inception) to July 31, 2010
Cash used in Operating Activities	$	$(5,531)
Cash used by Investing Activities	$	$(25,000)
Cash provided by Financing Activities		$$40,516
Net Increase in Cash		$$9,985

Going Concern

The audited financial statements accompanying for the period ended July 31, 2010 have been prepared on a going concern basis, which implies that our company will continue to realize its assets and discharge its liabilities and commitments in the normal course of business. Our company has not generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate future. The continuation of our company as a going concern is dependent upon the continued financial support from our shareholders, the ability of our company to obtain necessary equity financing to achieve our operating objectives, and the attainment of profitable operations. As of July 31, 2010, we had cash of $9,985 and we estimate that we will require approximately $50,000 for costs associated with our plan of operation over the next twelve months.

Accordingly, we do not have sufficient funds for planned operations and we will be required to raise additional funds.

These circumstances raise substantial doubt about our ability to continue as a going concern, as described in the explanatory paragraph to our independent auditors’ report on the audited financial statements accompanying this prospectus. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The continuation of our business is dependent upon us raising additional financial support. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Future Financings

We had a cash balance of $9,985 and working capital of $5,472 as of July 31, 2010 and we estimate that we will require approximately $50,000 for costs associated with our plan of operation over the next twelve months. Accordingly, we do not have sufficient funds for planned operations and we will be required to raise additional funds for operations. We anticipate continuing to rely on equity sales of our common shares or shareholder loans in order to continue to fund our business operations and/or exercises of the warrants comprising a portion of the units we are registering in this prospectus. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned activities.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Application of Critical Accounting Estimates

The financial statements of our company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company regularly evaluates estimates and assumptions related to the recoverability of long-lived assets, donated expenses and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

Financial Instruments

The fair values of financial instruments which include cash and amounts due to related parties were estimated to approximate their carrying values due to the immediate or relatively short maturity of these instruments.

The Company’s operations and financing activities are conducted primarily in United States dollars, and as a result the Company is not subject to significant exposure to market risks from changes in foreign currency rates. Management has determined that the Company is not exposed to significant credit risk.

These accounting policies are applied consistently for all years presented. Our operating results would be affected if other alternatives were used. Information about the impact on our operating results is included in the notes to our financial statements.

Oil and Gas Properties

Oil and gas investments are accounted for by the successful efforts method of accounting. Accordingly, the costs incurred to acquire property (proved and unproved), all development costs, and successful exploratory costs are capitalized, whereas the costs of unsuccessful exploratory wells are expensed. Depletion of capitalized oil and gas well costs is provided using the units of production method based on estimated proved developed oil and gas reserves of the respective oil and gas properties.

Asset Retirement Obligations

In August 2001, the FASB issued ASC 410-20,"Accounting for Asset Retirement Obligations" (ASC 410-20). ASC 410-20 requires that the fair value of an asset retirement cost, and corresponding liability, should be recorded as part of the cost of the related long-lived asset and subsequently allocated to expense using a systematic and rational method.

Impairment of Long-Lived Assets

In accordance with ASC 360-10, Accounting for the Impairment or Disposal of Long-Lived Assets, long lived assets such as oil and gas properties and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount of the fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet. Impairment of unproved oil and gas properties is determined by ASC 932, “Extractive Activities – Oil and Gas”. The Company had no impairment charges on oil and gas properties in 2010.

Directors, Executive Officers, Promoters, and Control Persons

Directors and Executive Officers

Our directors hold office until their successors are elected and qualified, or until their deaths, resignations or removals. Our officers hold office at the pleasure of our board of directors, or until their deaths, resignations or removals.

Our directors and executive officers, their ages, positions held, and durations of such are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed
George Paquet	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director	62	April 6, 2010
Melany Paquet	Vice President and Director	37	April 6, 2010
Mike Anderson	Director	42	September 10, 2010

Business Experience

The following is a brief account of the education and business experience of our directors and executive officers during at least the past five years, indicating their principal occupations and employment during the period, and the name and principal business of the organization in which such occupations or employment were carried on.

George Paquet, President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director

Mr. Paquet has a background in accounting. Mr. Paquet worked for Caisse Populaire St. Georges as both a teller and manager from 1966 to 1972. From 1984 to 1986, Mr. Paquet served as a project manager for Rock Lessard Inc, a building contractor working on behalf of a multimillion dollar Hydro Quebec construction project in the James Bay area of Quebec. From 1998 to 2004 Mr. Paquet served as an export, sales and public relations representative for Beauce Windows & Doors Inc., a manufacturing company focussed on windows and doors. In this capacity his primary function was expanding the company’s business into the United States as well as liaising with the Federal Government of Canada for related grants.

Mr. Paquet currently spends approximately 25 hours per week providing services to our company, which represents approximately 100% of his working hours.

Melany Paquet, Vice President and Director

Ms. Paquet attended LaSalle College in St. Georges from 1989-1992. From 2003 until the present, Ms. Paquet has operated an in-home child care facility. Ms. Paquet currently spends approximately 5 hours per week providing services to our company, which represents approximately 10% of her working hours. Ms. Paquet is the daughter of Mr. Paquet.

Mike Anderson, Director

Mr. Anderson obtained a double major in geology and physics from Dalhousie University in 1993. During his time at Dalhousie, Mr. Anderson interned with Amoco Petroleum Canada in the summer of 1991. In the summer of 1992, Mr. Anderson worked with the Geological Survey of Canada at the Bedford Institute of Oceanography. Both appointments provided Mr. Anderson with valuable training from experienced senior scientists. Following graduation, Mr. Anderson spent several years in both North and South America performing geophysical surveys ranging from 3-D seismic exploration in the Gulf of Mexico to airborne surveys over the jungles of Brazil. He has over 15 years experience in gravity, magnetic, electromagnetic, and radiometric applications in mineral exploration, petroleum exploration, and unexploded ordnance detection. Mr. Anderson is presently employed by Risk Reduction Resources Inc (RRR). RRR is a geophysical company specializing in ground-based geophysics.

Involvement in Certain Legal Proceedings

Our directors, executive officers, promoters, and controls persons have not been involved in any of the following events during the past five years:

  any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

  any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

  being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

  being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Executive Compensation

The following table shows the compensation received by our executive officers for the period ended July 31, 2010:

Summary Compensation Table – Period Ended July 31, 2010

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensa- tion ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
George Paquet President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director(1)	2010	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Melany Paquet Vice-President and Director(2)	2010	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)	George Paquet was appointed as our president, chief executive officer, chief financial officer, secretary, treasurer and one of our directors on April 6, 2010.
(2)	Melany Paquet was appointed as our vice-president and director on April 6, 2010.

Employment Agreements or Arrangements

We have not entered into any employment (or consulting) agreements or arrangements, whether written or unwritten, with our directors or executive officers since our inception.

Equity Awards

We have not awarded any shares of stock, options or other equity securities to our directors or executive officers since our inception. We have not adopted any equity incentive plan. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement or other termination of our directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control.

Director Compensation

No director received or accrued any compensation for his or her services as a director since our inception.

We have no formal plan for compensating our directors for their services in their capacity as directors. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of October 27, 2010 certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, by each of our directors and executive officers, and by our directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percentage of Class(1)
George Paquet 840 – 23rd Street, St. Georges de Beauce, Quebec, Canada G5Y 4N6	Common Stock	5,000,000	Direct	78%
Melany Paquet 1784 – 87th Street, St. Georges de Beauce, Quebec, Canada G6A 1L8	Common Stock	1,428,571	Direct	22%

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percentage of Class(1)
Mike Anderson 1784 – 87th Street, St. Georges de Beauce, Quebec, Canada G6A 1L8	Common Stock	-	-	-
Directors and Executive Officers (3 – as a group)	Common Stock	6,428,571		100%
5% Stockholders
George Paquet 840 – 23rd Street, St. Georges de Beauce, Quebec, Canada G5Y 4N6	Common Stock	5,000,000		Direct
Melany Paquet 1784 – 87th Street, St. Georges de Beauce, Quebec, Canada G6A 1L8	Common Stock	1,428,571		Direct

(1)           Based on 6,428,571 shares of our common stock outstanding as of October 27, 2010.

Changes in Control

We are unaware of any arrangement the operation of which may at a subsequent date result in a change of control of our company.

Transactions with Related Persons, Promoters, and Certain Control Persons, and Corporate Governance

Other than as disclosed below, there has been no transaction, since our inception on April 6, 2010, or currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of our total assets at year end for the last completed fiscal year, and in which any of the following persons had or will have a direct or indirect material interest:

(i)	Any director or executive officer of our company;

(ii)	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

(iii)	Any of our promoters and control persons; and

(iv)	Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

1.

On June 30, 2010 we issued 4,285,714 (post-split) shares of our common stock to our director George Paquet at a price of $0.001 and 1,428,571 (post-split) shares of our common stock to Melany Paquet at a price of $0.001 per share. The shares were issued to both subscribers pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation S of the Securities Act of 1933 on the basis that the subscribers represented to us that they were not a “US Person” as such term is defined in Regulation S.

2.

On July 15, 2010 we issued 714,285 (post-split) shares of our common stock to our director George Paquet at a price of $0.001 per share. The shares were issued to Mr. Paquet pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation S of the Securities Act of 1933 on the basis that Mr. Paquet represented to us that he was not a “US Person” as such term is defined in Regulation S.

Director Independence

Under NASDAQ rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. Mike Anderson may be considered on independent director. If we are able to complete the offering contemplated in this prospectus and are successful in implementing our stated business plan we intend to appoint additional qualified independent directors to the board and appoint a full time Chief Financial Officer.

Board of Directors

Our board of directors facilitates its exercise of independent supervision over management by endorsing the guidelines for responsibilities of the board as set out by regulatory authorities on corporate governance in the United States. Our board’s primary responsibilities are to supervise the management of our company, to establish an appropriate corporate governance system, and to set a tone of high professional and ethical standards.

The board is also responsible for:

  selecting and assessing members of the Board;
  choosing, assessing and compensating the Chief Executive Officer of our company, approving the compensation of all executive officers and ensuring that an orderly management succession plan exists;
  reviewing and approving our company’s strategic plan, operating plan, capital budget and financial goals, and reviewing its performance against those plans;
  adopting a code of conduct and a disclosure policy for our company, and monitoring performance against those policies;
  ensuring the integrity of our company’s internal control and management information systems;
  approving any major changes to our company’s capital structure, including significant investments or financing arrangements; and
  reviewing and approving any other issues which, in the view of the Board or management, may require Board scrutiny.

Orientation and Continuing Education

We have an informal process to orient and educate new recruits to the board regarding their role of the board, our committees and our directors, as well as the nature and operations of our business. This process provides for an orientation with key members of the management staff, and further provides access to materials necessary to inform them of the information required to carry out their responsibilities as a board member. This information includes the most recent board approved budget, the most recent annual report, the audited financial statements and copies of the interim quarterly financial statements.

The board does not provide continuing education for its directors. Each director is responsible to maintain the skills and knowledge necessary to meet his or her obligations as directors.

Nomination of Directors

The board is responsible for identifying new director nominees. In identifying candidates for membership on the board, the board takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the board. As part of the process, the board, together with management, is responsible for conducting background searches, and is empowered to retain search firms to assist in the nominations process. Once candidates have gone through a screening process and met with a number of the existing directors, they are formally put forward as nominees for approval by the board.

Assessments

The board intends that individual director assessments be conducted by other directors, taking into account each director’s contributions at board meetings, service on committees, experience base, and their general ability to contribute to one or more of our company’s major needs. However, due to our stage of development and our need to deal with other urgent priorities, the board has not yet implemented such a process of assessment.

Disclosure of Securities and Exchange Commission Position of Indemnification for Securities Act Liabilities

Pursuant to the Nevada corporation law, our articles of incorporation and bylaws, we may indemnify our officer or director who is made a party to any proceeding, including a lawsuit, because of his position as our officer or director, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Where You Can Find More Information

We are not required to deliver an annual report to our shareholders and we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Exchange Act of 1934. The reports will be filed electronically. The reports we will be required to file are annual, quarterly, and current reports.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to shares of common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and Class A common voting shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. You may read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains copies of our registration statement and the reports we file electronically. The address for the Internet site is www.sec.gov.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

50,000,000 Units

FUTURE ENERGY, CORP.

End of Prospectus

October 27, 2010

Dealer Prospectus Delivery Obligation

Until ___________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Information Not Required in Prospectus

Other Expenses Of Issuance & Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC Registration Fee	$2,300
Printing Expenses	$200	(1)
Accounting Fees and Expenses	$25,000	(1)
Legal Fees and Expenses	$21,000	(1)
Blue Sky Fees / Expenses	$0	(1)
Transfer Agent Fees	$1500	(1)
Miscellaneous Expenses	$0	(1)
TOTAL	$49,994.00

(1)           We have estimated these amounts.

Indemnification of Directors and Officers

Nevada corporation law provides that:

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

- to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

- by court order.

Our articles of incorporation require us to indemnify our directors and officers to the fullest extent permitted under Nevada law.

Our bylaws require us to indemnify any present and former directors, officers, employees, trustees, agents and each person who serves in any such capacities at our request against all expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with any threatened or pending action, suit or proceeding brought against such person by reason of the fact that such person was a director, officer, employee, trustees or agents of our company. We will only indemnify such persons if one of the groups set out below determines that such person has conducted themselves in good faith and that such person:

- Reasonably believed that their conduct was in or not opposed to our company’s best interests; or

- With respect to criminal proceedings had no reasonable cause to believe their conduct was unlawful.

Our bylaws also require us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our company to procure a judgment in our company’s favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of our company or is or was serving at the request of our company in any such capacities against all expenses (including attorney’s fees) and all amounts paid in settlement actually and reasonably incurred by such person in connection with the settlement or defense of such action or suit. We will only indemnify such persons if one of the groups set out below determined that such person has conducted themselves in good faith and that such person reasonably believed that their conduct was in or not opposed to our company’s best interests. Unless a court otherwise orders, we will not indemnify any such person if such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person’s duty to our company.

The determination to indemnify any such person must be made:

- By our shareholders;

- By our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- If such a quorum is not obtainable, by a majority vote of the directors who were not parties to the action, suit or proceeding; or

- By independent legal counsel in a written opinion.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by us is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Recent Sales of Unregistered Securities

The Company has sold the following securities since inception that were not registered under the Securities Act of 1933:

1.

On June 30, 2010 we issued 4,285,714 (post-split) shares of our common stock to our director George Paquet at a price of $0.001 and 1,428,571 (post-split) shares of our common stock to Melany Paquet at a price of $0.001 per share. The shares were issued to both subscribers pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation S of the Securities Act of 1933 on the basis that the subscribers represented to us that they were not a “US Person” as such term is defined in Regulation S.

2.

On July 15, 2010 we issued 714,285 (post-split) shares of our common stock to our director George Paquet at a price of $0.001 per share. The shares were issued to Mr. Paquet pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation S of the Securities Act of 1933 on the basis that Mr. Paquet represented to us that he was not a “US Person” as such term is defined in Regulation S.

Undertakings

The undersigned company hereby undertakes that it will:

(1)           file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a)           include in any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)           reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)           include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2)           for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)           remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, our company has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned company undertakes that in the primary offering of securities of the undersigned company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned company or used or referred to by the undersigned company;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned company or its securities provided by or on behalf of the undersigned company; and

iv.	Any other communication that is an offer in the offering made by the undersigned company to the purchaser.

Exhibits

Exhibit
Number	Description

3.1	Articles of Incorporation*
3.2	Certificate of Amendment dated October 5, 2010*
3.3	Bylaws*
4.1	Specimen Stock Certificate**
5.1	Legal Opinion**
10.1	Assignment Agreement dated July 25, 2010 between Tim Cooksey Oil, LLC and Future Energy, Corp.*
10.2	Operating Agreement dated July 14, 2010 between Tim Cooksey Oil, LLC and Future Energy, Corp.*
23.1	Consent of Malone Bailey LLP*
24.1	Power of Attorney (see below)*

* Filed herewith.
** To be filed by amendment

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. George’s, Province of Quebec, Canada, on October 27, 2010.

FUTURE ENERGY, CORP.

By:

/s/ George Paquet
George Paquet
President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director
Date: October 27, 2010

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints George Paquet as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ George Paquet
George Paquet
President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director

Date: October 27, 2010

By: /s/ Melany Paquet
Melany Paquet
Vice President and Director

Date: October 27, 2010

By: /s/ Mike Anderson
Mike Anderson
Director

Date: October 27, 2010